Exhibit 99.1

BLACKROCK TCP CAPITAL CORP. ANNOUNCES 2020 FINANCIAL RESULTS INCLUDING FOURTH QUARTER NET INVESTMENT INCOME OF $0.35 PER SHARE; DECLARES FIRST QUARTER DIVIDEND OF $0.30 PER SHARE; 35 CONSECUTIVE QUARTERS OF DIVIDEND COVERAGE

SANTA MONICA, Calif., February 25, 2021 - BlackRock TCP Capital Corp. (“we,” “us,” “our,” “TCPC” or the “Company”), a business development company (NASDAQ: TCPC), today announced its financial results for the fourth quarter and year ended December 31, 2020 and filed its Form 10-K with the U.S. Securities and Exchange Commission.

FINANCIAL HIGHLIGHTS

•Net investment income for the quarter ended December 31, 2020 was $20.0 million, or $0.35 per share on a diluted basis, which exceeded the dividend of $0.30 per share paid on December 31, 2020.

•Net increase in net assets from operations for the quarter ended December 31, 2020 was $48.0 million, or $0.83 per share.

•Net asset value per share at December 31, 2020 was $13.24 compared to $12.71 at September 30, 2020, an increase of 4.2%, and compared to $13.21 at December 31, 2019.

•Total acquisitions during the quarter ended December 31, 2020 were $182.5 million and total dispositions were $212.9 million.

•As of December 31, 2020, loans on non-accrual status represented 0.5% of the portfolio at fair value and 1.2% at cost.

•On October 2, 2020, the Company issued an additional $50 million of its 3.9% notes due 2024 (the "2024 Notes"). Upon issuance of the additional 2024 Notes, the outstanding aggregate principal amount of the 2024 Notes is $250 million.

•On February 9, 2021, the Company issued $175.0 million in aggregate principal amount of 2.85% notes due 2026 (the “2026 Notes”).

•On February 25, 2021, our board of directors declared a first quarter dividend of $0.30 per share payable on March 31, 2021 to stockholders of record as of the close of business on March 17, 2021.

"Our strong performance in 2020 is a testament to our dedicated and skilled team and the strength of our carefully constructed, highly diversified portfolio,” said Howard Levkowitz, BlackRock TCP Capital Corp. Chairman and CEO. "Our credit quality remains strong, with no new non-accrual loans in the fourth quarter. We are also pleased with the continued support from our leverage providers that enabled us to make several enhancements to our flexible and diverse leverage program, including reducing the overall cost of our debt. We remain focused on delivering strong risk adjusted returns to our shareholders utilizing our team’s more than two decades of experience in direct lending."

PORTFOLIO AND INVESTMENT ACTIVITY

As of December 31, 2020, our investment portfolio consisted of debt and equity positions in 96 portfolio companies with a total fair value of approximately $1.6 billion, 89% of which was senior secured debt. 88% of the debt portfolio was first lien. Equity positions, including equity interests in portfolios of debt and lease assets, represented approximately 11% of the portfolio. 95% of our debt investments were floating rate, 80% of which had interest rate floors.

As of December 31, 2020, the weighted average annual effective yield of our debt portfolio was approximately 9.6%(1) and the weighted average annual effective yield of our total portfolio was approximately 9.2%, compared with 10.0% and 9.7%, respectively, as of September 30, 2020. Debt investments in three portfolio companies were on non-accrual status as of December 31, 2020, representing 0.5% of the portfolio at fair value and 1.2% at cost.

During the three months ended December 31, 2020, we invested approximately $182.5 million, primarily in 15 investments, comprised of 6 new and 9 existing portfolio companies. Of these investments, $125.7 million, or 68.9% of total acquisitions, were in senior secured debt comprised of senior secured loans ($125.2 million, or 68.6% of total acquisitions) and senior secured notes ($0.5 million, or 0.3% of total acquisitions). The remaining $56.8 million (31.1% of total acquisitions) was comprised of equity investments, including a $54.4 million equity interest in Edmentum and $2.3 million in equity interests in portfolios of debt and lease assets. Additionally, we received proceeds from sales and repayments of investment principal of approximately $212.9 million. New investments during the quarter had a weighted average effective yield of 9.6%. Investments we exited had a weighted average effective yield of 9.9%. We expect to continue to invest in senior secured loans, bonds and subordinated debt, as well as select equity investments, to obtain a high level of current income, with an emphasis on principal protection.

As of December 31, 2020, total assets were $1.7 billion, net assets were $765.0 million and net asset value per share was $13.24, per share as compared to $1.7 billion, $734.3 million, and $12.71 per share, respectively, as of September 30, 2020.

CONSOLIDATED RESULTS OF OPERATIONS

Total investment income for the three months ended December 31, 2020 was approximately $42.9 million, or $0.74 per share. The year over year decline in investment income was primarily driven by the impact of the decrease in LIBOR on our portfolio. Since December 31, 2018, 3-month LIBOR has decreased 256 basis points to 0.24% as of December 31, 2020, which reduced our quarterly net investment income run rate by approximately $0.09 per share over the two-year period, before incentive fees. Investment income for the fourth quarter ended December 31, 2020 included $0.04 per share from prepayment premiums and related accelerated original issue discount and exit fee amortization, $0.03 per share from recurring original issue discount and exit fee amortization, $0.04 per share from income paid in kind, $0.01 per share of dividend income and $0.03 per share in other income. This reflects our policy of recording interest income, adjusted for amortization of premiums and discounts, on an accrual basis. Origination, structuring, closing, commitment, and similar upfront fees received in connection with the outlay of capital are generally amortized into interest income over the life of the respective debt investment.

Total operating expenses for the three months ended December 31, 2020 were approximately $22.9 million, or $0.40 per share, including interest and other debt expenses of $9.9 million, or $0.17 per share, and incentive compensation from net investment income of $5.0 million, or $0.09 per share. Because our incentive compensation is computed on a cumulative basis, subject to a cumulative total return hurdle of 7%, our incentive compensation included amounts earned but not previously paid with respect to net investment income for the three months ended March 31, 2020 (the “First Quarter Catchup Amount”), when our total return temporarily fell below the total return hurdle. However, rather than receiving all incentive compensation earned as of June 30, 2020 when our performance again surpassed the hurdle, the Advisor voluntarily deferred 5/6 of the First Quarter Catchup Amount to subsequent quarters such that 1/6 of the First Quarter Catchup Amount is being paid in each subsequent quarter to the extent that our cumulative performance continues to exceed the total return hurdle in such quarter. Accordingly, for the three months ended December 31, 2020, our incentive compensation expense included approximately $0.6 million, or $0.01 per share, from the First Quarter Catchup Amount. Excluding incentive compensation, interest and other debt expenses, annualized fourth quarter expenses were 4.2% of average net assets.

Net investment income for the three months ended December 31, 2020 was approximately $20.0 million, or $0.35 per share. Net unrealized gains for the three months ended December 31, 2020 were $20.1 million, or $0.35 per share, primarily driven by continued spread tightening and credit-specific gains during the three months ended December 31, 2020. Net realized gains for the three months ended December 31, 2020 were $7.9 million, or $0.13 per share, comprised primarily of gains on the disposition of a portion of our investment in Edmentum. Net increase in net assets resulting from operations for the three months ended December 31, 2020 was $48.0 million, or $0.83 per share.

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(1) Weighted average annual effective yield includes amortization of deferred debt origination and end-of-term fees and accretion of original issue discount, but excludes market discount and any prepayment and make-whole fee income. The weighted average effective yield on our debt portfolio excludes any debt investments that are distressed or on non-accrual status.

LIQUIDITY AND CAPITAL RESOURCES

As of December 31, 2020, available liquidity was approximately $342.5 million, comprised of approximately $355.5 million in available capacity under our leverage program and $20.0 million in cash and cash equivalents, less approximately $33.0 million in net outstanding settlements of investments purchased.

The combined weighted-average interest rate on debt outstanding at December 31, 2020 was 3.5%.

Total debt outstanding at December 31, 2020 was as follows:

	Maturity	Rate		Carrying Value (1)	Available	Total Capacity
Operating Facility	2024	L+2.000%	(2)	$120,454,270	$179,545,730	$300,000,000	(3)
Funding Facility II	2025	L+2.000%	(4)	36,000,000	164,000,000	200,000,000	(5)
SBA Debentures	2024−2029	2.630%	(6)	138,000,000	12,000,000	150,000,000
2022 Convertible Notes ($140 million par)	2022	4.625%		139,219,797	—	139,219,797
2022 Notes ($175 million par)	2022	4.125%		174,778,395	—	174,778,395
2024 Notes ($250 million par)	2024	3.900%		247,871,909	—	247,871,909
Total leverage				856,324,371	$355,545,730	$1,211,870,101
Unamortized issuance costs				(6,308,172)
Debt, net of unamortized issuance costs				$850,016,199

(1)    Except for the convertible notes, the 2022 Notes and the 2024 Notes, all carrying values are the same as the principal amounts outstanding.
(2)    As of December 31, 2020, $9.0 million of the outstanding amount bore interest at a rate of EURIBOR + 2.00%.
(3)    Facility has a $100 million accordion which allows for expansion of the facility to up to $400.0 million subject to consent from the lender and other customary conditions.
(4)    Subject to certain funding requirements
(5)    Facility has a $50 million accordion which allows for expansion of the facility to up to $250.0 million subject to consent from the lender and other customary conditions.
(6)    Weighted-average interest rate, excluding fees of 0.35% or 0.36%

On February 24, 2021, our board of directors re-approved our stock repurchase plan to acquire up to $50 million in the aggregate of our common stock at prices at certain thresholds below our net asset value per share, in accordance with the guidelines specified in Rule 10b-18 and Rule 10b5-1 of the Securities Exchange Act of 1934. During the year ended December 31, 2020, we repurchased 1,000,000 shares for a total cost of $6.1 million.

RECENT DEVELOPMENTS

On February 25, 2021, our board of directors declared a first quarter dividend of $0.30 per share payable on March 31, 2021 to stockholders of record as of the close of business on March 17, 2021.

On February 9, 2021, the Company issued $175.0 million in aggregate principal amount of 2.850% senior unsecured notes due 2026 (the “2026 Notes”). The 2026 Notes bear interest at a rate of 2.850% per year, payable semiannually, and will mature on February 9, 2026.

CONFERENCE CALL AND WEBCAST

BlackRock TCP Capital Corp. will host a conference call on Thursday, February 25, 2021 at 1:00 p.m. Eastern Time (10:00 a.m. Pacific Time) to discuss its financial results. All interested parties are invited to participate in the conference call by dialing (866) 393-0571; international callers should dial (206) 453-2872. Participants should enter the Conference ID 9091365 when prompted. For a slide presentation that we intend to refer to on the earnings conference call, please visit the Investor Relations section of our website (www.tcpcapital.com) and click on the Fourth Quarter 2020 Investor Presentation under Events and Presentations. The conference call will be webcast simultaneously in the investor relations section of our website at http://investors.tcpcapital.com/. An archived replay of the call will be available approximately two hours after the live call, through March 4, 2021. For the replay, please visit https://investors.tcpcapital.com/events-and-presentations or dial (855) 859-2056. For international replay, please dial (404) 537-3406. For all replays, please reference program ID number 9091365.

BlackRock TCP Capital Corp.

Consolidated Statements of Assets and Liabilities

	December 31, 2020	December 31, 2019

Assets
Investments, at fair value:
Companies less than 5% owned (cost of $1,473,322,720 and $1,483,508,500, respectively)	$1,461,610,769	$1,474,318,011
Companies 5% to 25% owned (cost of $63,114,875 and $70,112,667, respectively)	68,927,182	75,880,291
Companies more than 25% owned (cost of $136,332,302 and $135,655,840, respectively)	99,026,531	99,308,593
Total investments (cost of $1,672,769,897 and $1,689,277,007, respectively)	1,629,564,482	1,649,506,895

Cash and cash equivalents	20,006,580	44,848,539
Accrued interest income:
Companies less than 5% owned	15,557,669	16,937,339
Companies 5% to 25% owned	368	665,165
Companies more than 25% owned	13,611	305,721
Deferred debt issuance costs	4,984,388	5,476,382
Receivable for investments sold	278,737	1,316,667
Prepaid expenses and other assets	1,581,320	3,012,488
Total assets	1,671,987,155	1,722,069,196

Liabilities
Debt, net of unamortized issuance costs of $6,308,172 and $7,711,684, respectively	850,016,199	907,802,387
Payable for investments purchased	33,275,348	13,057,446
Interest payable	9,886,085	10,837,121
Management and advisory fees payable	5,753,347	5,429,075
Incentive compensation payable	5,020,794	4,753,671
Reimbursements due to the Advisor	1,344,756	1,591,651
Accrued expenses and other liabilities	1,704,048	2,279,459
Total liabilities	907,000,577	945,750,810

Net assets	$764,986,578	$776,318,386

Composition of net assets applicable to common shareholders
Common stock, $0.001 par value; 200,000,000 shares authorized, 57,767,264 and 58,766,426 shares issued and outstanding as of December 31, 2020 and December 31, 2019, respectively	$57,767	$58,766
Paid-in capital in excess of par	979,973,202	997,379,362
Distributable earnings (loss)	(215,044,391)	(221,119,742)
Net assets	$764,986,578	$776,318,386

Net assets per share	$13.24	$13.21

BlackRock TCP Capital Corp.

Consolidated Statements of Operations

	Year Ended December 31,
	2020	2019	2018
Investment income
Interest income (excluding PIK):
Companies less than 5% owned	$141,433,940	$170,292,622	$168,673,628
Companies 5% to 25% owned	2,533,862	2,750,461	2,713,602
Companies more than 25% owned	6,378,826	5,034,138	3,645,312
PIK income:
Companies less than 5% owned	7,554,503	10,108,553	9,128,512
Companies 5% to 25% owned	3,757,086	3,398,235	4,337,080
Companies more than 25% owned	—	—	649,680
Dividend income:
Companies more than 25% owned	2,473,865	2,392,274	750,714
Lease income:
Companies more than 25% owned	38,136	297,827	297,827
Other income:
Companies less than 5% owned	4,660,979	891,805	5,473
Companies 5% to 25% owned	3,272,529	—	297,356
Total investment income	172,103,726	195,165,915	190,499,184

Operating expenses
Interest and other debt expenses	41,237,035	46,398,795	40,468,761
Management and advisory fees	23,806,418	24,860,910	24,179,376
Incentive fee	15,314,201	20,307,759	23,346,164
Administrative expenses	2,159,788	2,338,624	2,393,582
Legal fees, professional fees and due diligence expenses	1,841,097	1,756,480	2,307,196
Director fees	857,789	781,933	794,278
Insurance expense	700,321	591,728	468,184
Custody fees	413,533	410,852	377,611
Other operating expenses	2,551,562	2,860,741	2,686,677
Total operating expenses	88,881,744	100,307,822	97,021,829

Net investment income before taxes	83,221,982	94,858,093	93,477,355

Excise tax expense	—	—	92,700
Net investment income	83,221,982	94,858,093	93,384,655

Realized and unrealized gain (loss)
Net realized gain (loss):
Investments in companies less than 5% owned	618,133	(56,955,163)	856,650
Investments in companies 5% to 25% owned	(6,260,913)	(19,671,886)	(29,704,298)
Investments in companies more than 25% owned	129,950	—	—
Net realized loss	(5,512,830)	(76,627,049)	(28,847,648)
Change in net unrealized appreciation/depreciation	(3,897,751)	12,349,745	(19,061,125)
Net realized and unrealized loss	(9,410,581)	(64,277,304)	(47,908,773)

Realized loss on extinguishment of debt	(2,436,913)	—	—

Net increase in net assets from operations	$71,374,488	$30,580,789	$45,475,882

Basic and diluted earnings per share	$1.23	$0.52	$0.77

Basic and diluted weighted average common shares outstanding	57,991,233	58,766,362	58,815,216

ABOUT BLACKROCK TCP CAPITAL CORP.

BlackRock TCP Capital Corp. (NASDAQ: TCPC) is a specialty finance company focused on direct lending to middle-market companies as well as small businesses. TCPC lends primarily to companies with established market positions, strong regional or national operations, differentiated products and services and sustainable competitive advantages, investing across industries in which it has significant knowledge and expertise. TCPC’s investment objective is to achieve high total returns through current income and capital appreciation, with an emphasis on principal protection. TCPC is a publicly-traded business development company, or BDC, regulated under the Investment Company Act of 1940 and is externally managed by its advisor, Tennenbaum Capital Partners, LLC, a wholly-owned, indirect subsidiary of BlackRock, Inc. For more information, visit www.tcpcapital.com.

FORWARD-LOOKING STATEMENTS

Prospective investors considering an investment in BlackRock TCP Capital Corp. should consider the investment objectives, risks and expenses of the company carefully before investing. This information and other information about the company are available in the company’s filings with the Securities and Exchange Commission (“SEC”). Copies are available on the SEC’s website at www.sec.gov and the company’s website at www.tcpcapital.com. Prospective investors should read these materials carefully before investing.

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on estimates, projections, beliefs and assumptions of management of the company at the time of such statements and are not guarantees of future performance. Forward-looking statements involve risks and uncertainties in predicting future results and conditions. Actual results could differ materially from those projected in these forward-looking statements due to a variety of factors, including, without limitation, changes in general economic conditions or changes in the conditions of the industries in which the company makes investments, risks associated with the availability and terms of financing, changes in interest rates, availability of transactions, and regulatory changes. Certain factors that could cause actual results to differ materially from those contained in the forward-looking statements are included in the “Risk Factors” section of the company’s Form 10-K for the year ended December 31, 2020, and the company’s subsequent periodic filings with the SEC. Copies are available on the SEC’s website at www.sec.gov and the company’s website at www.tcpcapital.com. Forward-looking statements are made as of the date of this press release and are subject to change without notice. The company has no duty and does not undertake any obligation to update or revise any forward-looking statements based on the occurrence of future events, the receipt of new information, or otherwise.

SOURCE:

BlackRock TCP Capital Corp.

CONTACT

BlackRock TCP Capital Corp.
Katie McGlynn
310-566-1094
investor.relations@tcpcapital.com